OJSC SURGUTNEFTEGAS

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

(For ordinary shares)

Dated as of ______ ___, 2008

TABLE OF CONTENTS

ARTICLE 1.

DEFINITIONS

SECTION 1.1.

American Depositary Shares

SECTION 1.2.

Beneficial Owner

SECTION 1.3.

Business Day

SECTION 1.4.

Charter

SECTION 1.5.

Commission

SECTION 1.6.

Company

SECTION 1.7.

Custodian

SECTION 1.8.

Deposit Agreement

SECTION 1.9.

Depositary; Corporate Trust Office

SECTION 1.10.

Deposited Securities

SECTION 1.11.

Dollars; Rubles

SECTION 1.12.

Owner

SECTION 1.13.

Receipts

SECTION 1.14.

Registrar

SECTION 1.15.

Restricted Securities

SECTION 1.16.

Russian Share Registrar

SECTION 1.17.

Securities Act of 1933

SECTION 1.18.

Securities Exchange Act of 1934

SECTION 1.19.

Share Register

SECTION 1.20.

Shares

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.

Form and Transferability of Receipts

SECTION 2.2.

Deposit of Shares

SECTION 2.3.

Execution and Delivery of Receipts

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts

SECTION 2.5.

Surrender of Receipts and Withdrawal of Shares

SECTION 2.6.

Limitations on Execution and Delivery, Transfer and

Surrender of Receipts

SECTION 2.7.

Lost Receipts, etc.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts

SECTION 2.9.

Pre-Release of Receipts

SECTION 2.10.

Maintenance of Records

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1.

Filing Proofs, Certificates and Other Information

SECTION 3.2.

Liability of Owner or Beneficial Owner for Taxes

SECTION 3.3.

Warranties on Deposit of Shares

SECTION 3.4.

Disclosure of Interests

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1.

Cash Distributions

SECTION 4.2.

Distributions Other Than Cash, Shares or Rights

SECTION 4.3.

Distributions in Shares

SECTION 4.4.

Rights

SECTION 4.5.

Conversion of Foreign Currency

SECTION 4.6.

Fixing of Record Date

SECTION 4.7.

Voting of Deposited Securities

SECTION 4.8.

Changes Affecting Deposited Securities

SECTION 4.9.

Reports

SECTION 4.10.

Lists of Owners

SECTION 4.11.

Withholding

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1.

Maintenance of Office and Transfer Books by the Depositary

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Company

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Company

SECTION 5.4.

Resignation and Removal of the Depositary

SECTION 5.5.

The Custodian

SECTION 5.6.

Notices and Reports

SECTION 5.7.

Distribution of Additional Shares, Rights, etc.

SECTION 5.8.

Indemnification

SECTION 5.9.

Charges of Depositary

SECTION 5.10.

Retention of Depositary Documents

SECTION 5.11.

Exclusivity

SECTION 5.12.

List of Restricted Securities Owners

SECTION 5.13.

Registration of Shares; Russian Share Registrar, Share Register

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1.

Amendment

SECTION 6.2.

Termination

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1.

Counterparts

SECTION 7.2.

No Third Party Beneficiaries

SECTION 7.3.

Severability

SECTION 7.4.

Owners and Beneficial Owners as Parties; Binding Effect

SECTION 7.5.

Notices

SECTION 7.6.

Arbitration; Settlement of Disputes

SECTION 7.7.

Submission to Jurisdiction; Appointment of Agent for Service of Process

SECTION 7.8.

Waiver of Immunities

SECTION 7.9.

Governing Law

SECTION 7.10.

Assignment

EXHIBIT A

Form of Receipt

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _____________, 2008 among OJSC SURGUTNEFTEGAS, incorporated under the laws of the Russian Federation (herein called the “Company”), THE BANK OF NEW YORK, a New York banking corporation, as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company, the Depositary (as hereinafter defined), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Receipts (as hereinafter defined) entered into that certain Deposit Agreement dated March 19, 1998 (the “Original Agreement”).

WHEREAS, the Company and the Depositary desire to amend and restate the Original Agreement as set forth herein;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Original Agreement is hereby amended and restated as follows:

ARTICLE 1. DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1. American Depositary Shares

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares set forth in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2. Beneficial Owner

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.3. Business Day

The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, the City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which American Depositary Shares are traded are closed.

SECTION 1.4. Charter

The term “Charter”, when used with respect to the Company, shall mean the charter of OJSC Surgutneftegas, as amended or revised from time to time.

SECTION 1.5. Commission

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.6. Company

The term “Company” shall mean OJSC Surgutneftegas, incorporated under the laws of the Russian Federation, and its successors.

SECTION 1.7. Custodian

The term “"Custodian” shall mean the Moscow, Russian Federation, office of ING Bank (Eurasia), as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.8. Deposit Agreement

The term ”Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.9. Depositary; Corporate Trust Office

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.10. Deposited Securities

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.11. Dollars; Rubles

The terms “Dollars” or “U.S.$” shall mean United States dollars.  The terms "Ruble", "Rubles" or "R" shall mean the national currency of the Russian Federation.

SECTION 1.12. Owner

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13. Receipts

The term “Receipts” shall mean the American Depositary Receipts, issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, but not the rights under the Deposited Securities, as the same may be amended from time to time in accordance with the provisions hereof.  When used with respect to Receipts the term "outstanding" shall mean, as of the date of determination, all Receipts executed and delivered under this Deposit Agreement except (i) Receipts surrendered to the Depositary and cancelled by it and (ii) Receipts in exchange for or in lieu of which other Receipts have been executed and delivered pursuant to this Deposit Agreement.

SECTION 1.14. Registrar

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15. Restricted Securities

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Russian Federation, or under a shareholder agreement or the Charter of the Company.

SECTION 1.16. Russian Share Registrar

The term “Russian Share Registrar” shall mean the entity that maintains the Share Register for the Shares which may, but need not be, the Company, or any successor thereto and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.17. Securities Act of 1933

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18. Securities Exchange Act of 1934

The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19. Share Register

The term “Share Register” shall mean the shareholder register maintained by the Russian Share Registrar in which ownership of the Shares is registered.

SECTION 1.20. Shares

The term “Shares” shall mean ordinary shares of the Company that are validly issued and outstanding and fully paid, non-assessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1. Form and Transferability of Receipts

(a)

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  A Receipt may be issued to evidence any number of American Depositary Shares.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Each Receipt shall bear the following legend:

IT IS EXPECTED THAT SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE.  OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT THE RUSSIAN FEDERATION'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

SECTION 2.2. Deposit of Shares

(a)

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer which will consist of (a) extracts from the Share Register and, where applicable, share certificates evidencing ownership of the Shares, (b) a transfer deed or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (c) where applicable a purchase/sale contract or other similar document relating to the transfer of the Shares, in each case together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of the American Depositary Shares representing such deposit.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that (i) all conditions to such deposit have been satisfied by the person depositing such Shares under Russian laws and regulations, (ii) any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange, and (iii) all applicable taxes and governmental charges and the fees and expenses of the Depositary, as provided in Section 5.9 hereof, have been paid.

If required by the Depositary, Shares presented for deposit at any time, whether or not the Share Register is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon each delivery to a Custodian of a certificate or certificates for, or other documents evidencing title to (including extracts from the Share Register evidencing ownership of the Shares by each person presenting Shares for deposit hereunder), Shares to be deposited hereunder, together with the other documents above specified, such Custodian or its agents, promptly after receipt of evidence that such transfer and recordation have been accomplished, shall present such certificate or certificates or other documents as above specified to the Russian Share Registrar for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee, and the Company shall ensure that such transfer and recordation is promptly effected.

(b) Records of ownership of the Deposited Securities (including extracts from the Share Register) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.  The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

SECTION 2.3. Execution and Delivery of Receipts

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder and upon receipt satisfactory to the Depositary of a proper acknowledgment or other evidence from the Company or the Russian Share Registrar (including extracts from the Share Register) that any Deposited Securities have been recorded on the Share Register maintained by the Russian Share Registrar in the name of the Depositary or its nominee or such Custodian or its nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts, as provided in Section 5.9, and of all taxes and governmental charges payable in connection with such deposit and the transfer of the Deposited Securities, subject to other terms of this Deposit Agreement and provisions of Charter of the Company and of the Deposited Securities.  The Depositary shall not deliver Receipts except in accordance with this Section 2.3 or Sections 2.4, 2.7, 2.9, 4.3, 4.4 or 4.8 hereof.

SECTION 2.4. Transfer of Receipts; Combination and Split-up of Receipts

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall without unreasonable delay register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, after consultation with the Company, appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Each co-transfer agent appointed under this Section 2.4 shall notify in writing the Company and the Depositary that it accepts its appointment as co-transfer agent and agrees to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5. Surrender of Receipts and Withdrawal of Shares

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares) and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Charter of the Company and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery to him or upon his order, of the amount of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of such Owner or as ordered by him, or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts, to such Owner or as ordered by him.  Such delivery shall be made as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him, and the Company shall ensure that such transfer and recordation is effected within 3 Business Days (or as soon thereafter as possible) of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar.  Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor any Custodian shall deliver Shares (other than to the Company or its agent as contemplated by Section 4.8), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts or as in connection with a sale permitted under Section 4.2, 4.3, 4.4, 4.11 or 6.2.

SECTION 2.6. Limitations on Execution and Delivery, Transfer and Surrender of Receipts

As a condition precedent to execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as herein provided, and may require  production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body, or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of the Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

SECTION 2.7. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8. Cancellation and Destruction of Surrendered Receipts

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.9. Pre-Release of Receipts

The Depositary may execute and deliver Receipts against rights to receive Shares from the Company.  No such issue of Receipts shall be deemed a “"Pre-Release” subject to the restrictions of the following paragraph.

Unless requested by the Company to cease doing so, notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 (a “Pre-Release”).  The Depositary may, pursuant to Section 2.5, deliver Shares upon the surrender and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the “Pre-Releasee”), that the Pre-Releasee, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized (such collateral marked to market daily) with cash or such other collateral as the Depositary reasonably deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case by case basis as it deems appropriate.  The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  The Company shall have no liability to any Owner with respect to any representations, actions or omissions by the Depositary, any holder of Receipts, or any Owner or any of their respective agents pursuant to this Section 2.9.

SECTION 2.10. Maintenance of Records

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in the City of New York or as required by the laws or regulations governing the Depositary.  The Depositary shall notify the Company prior to destroying such registrar records in paper form to the extent they would not otherwise be accessible in another form, and the Depositary will provide those records, or copies of them, to the Company upon its request.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1. Filing Proofs, Certificates and Other Information

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar, to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper.  The Depositary may, and at the reasonable written request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Depositary and the Company.  The Depositary shall from time to time on request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.  Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.

SECTION 3.2. Liability of Owner or Beneficial Owner for Taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefore.  In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of such Receipt or any withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.  The obligations of Owners and Beneficial Owners under this Section 3.2 shall survive any transfer of Receipts pursuant to Section 2.4, any surrender of Receipts and withdrawal of the Deposited Securities pursuant to Section 2.5, or the termination of this Deposit Agreement pursuant to Section 6.2.

SECTION 3.3. Warranties on Deposit of Shares

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so.  Every such person shall also be deemed to represent that such Shares are not, and American Depositary Shares representing such Shares would not be, Restricted Securities.

Such representations and warranties shall survive the deposit of Shares and delivery of Receipts.

SECTION 3.4. Disclosure of Interests

The Company or the Depositary may from time to time request Owners to provide information as to capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section 3.4.  The Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.  To the extent that provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require the disclosure of beneficial or other ownership of the Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with the Company’s instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company’s instructions.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.1. Cash Distributions

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law), subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and, after fixing a record date in respect thereof pursuant to Section 4.6, shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of the American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in the Russian Federation all amounts withheld and owing to such agency.  In the event that the Depositary withholds any such amounts, the Depositary will remit to the appropriate governmental agency in the United States all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information, from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2. Distributions Other Than Cash, Shares or Rights

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withheld an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.1; provided, however, that no distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.3. Distributions in Shares

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion, to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.9.  The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1; provided, however, that no distribution to Owners pursuant to this Section 4.3 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4. Rights

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S.  laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and will allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5. Conversion of Foreign Currency

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account of securities, property or rights, into the Depositary's foreign investment account in the Russian Federation, and if at the time of receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license; however, the Depositary shall be entitled to rely on local Russian counsel in such matters, which counsel shall be instructed to act as promptly as practicable.

If at any time any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, or if any such approval or license is not promptly obtained, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of this Section 4.5 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive foreign currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners.

SECTION 4.6. Fixing of Record Date

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall be the date determined by the Company for the relevant Deposited Securities or as near to that date as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for the determination of the Owners who shall be responsible for any fee assessed by the Depositary pursuant to Section 5.9.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7. Voting of Deposited Securities

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, in such form as approved by the Company, which shall contain (a) such information as is contained in such notice of meeting received by Depositary (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to cause to be voted (by power of attorney delivered to the Company or its designee) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions issued by the Owners and Beneficial Owners.

The Depositary shall, if requested in writing by the Company, deliver, at least two Business Days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by American Depositary Shares evidenced by such Receipts at such meeting.  Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section.

SECTION 4.8. Changes Affecting Deposited Securities

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, in its reasonable discretion, after consultation with the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Promptly upon receipt of notice from the Company pursuant to Section 5.6 of the occurrence of any of the events referred to in the first sentence of this Section, the Depositary shall give notice thereof to all Owners.

SECTION 4.9. Reports

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners (i) copies of such reports when furnished by the Company pursuant to Section 5.6, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(b)(v); and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d).  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.  Any such communications furnished to the Depositary by the Russian Share Registrar shall be furnished in English.

SECTION 4.10. Lists of Owners

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11. Withholding

In connection with any distribution to Owners, the Company shall remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian shall remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities hereunder is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.  The Depositary shall forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company, including, without limitation, a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.6 which limit the suspension of withdrawals of Shares, and, provided further, that the Depositary shall provide the Company with written notice promptly after any such closure which occurs on a Business Day.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon the request or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Any such Registrar or co-registrars shall, upon the Company's request, and may, with the approval of the Company, be removed and a substitute or substitutes appointed by the Depositary.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.2. Prevention or Delay in Performance by the Depositary or the Company

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.1 through 4.4).

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement or in the Charter of the Company.

Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3. Obligations of the Depositary, the Custodian and the Company

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, on behalf of any Owner, Beneficial Owner or other person and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S.  counsel for U.S.  legal issues, recognized Russian legal counsel for Russian legal issues and recognized counsel from any other jurisdiction for legal issues with respect to that jurisdiction.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.

The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control.

Notwithstanding any other provision of this Agreement, the Company shall not be liable to the Depositary, any Owner or Beneficial Owner or holder of any Receipts or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (ii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange or (iii) any act of God or war or other circumstance beyond its control.

No Owner or Beneficial Owner shall be deemed to possess any rights held by any Company shareholder under Russian law or the Charter (including, but not limited to, the right, if any, to receive any particular dividend amount or rate with respect to the Shares) as a result of any provision in this Deposit Agreement, and, as such, the Company shall not, as a result of any provision of this Deposit Agreement, be liable, or otherwise owe any duty or obligation, to any Owner or Beneficial Owner for any rights, duties or obligations owed by the Company to any one of its shareholders as such under Russian law or the Charter.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4. Resignation and Removal of the Depositary

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodian

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians (upon approval of such appointment with the Company), each of which shall thereafter be one of the Custodians hereunder.  The Depositary shall agree with the Company on the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly after any such change, the Depositary shall give notice thereof in writing to all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6. Notices and Reports

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, as promptly as practicable and at the Company's expense, of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7. Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company will promptly furnish to the Depositary a written opinion from U.S.  counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit, and shall use its best efforts that are reasonable under the circumstances to ensure that no company controlling or under common control with the Company will at any time deposit, any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S.  counsel for the Company stating that the offer and sale of the Receipts evidencing the American Depositary Shares representing such Shares are exempt from registration under that Act.

SECTION 5.8. Indemnification

The Company agrees to indemnify the Depositary, any Custodian, and their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence, bad faith or willful misconduct of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates or (b) the unavailability of Deposited Securities caused by acts performed or omitted in Russia or the failure to make any Company-authorized or legally required distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.  The indemnities contained in this paragraph shall not extend to any liability or expense for (i) any acts of the Company or provisions of the Charter or any other instrument of the Company governing Deposited Securities caused by compliance with then applicable Russian law or regulation or an act or order of a judicial authority in Russia (ii) any Pre-Release (as defined in Section 2.9) of a Receipt or Receipts in accordance with Section 2.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in this paragraph shall apply to any liability or expense to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence, bad faith or willful misconduct.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any Indemnified Person or Indemnifying Person.

Any person seeking indemnification under this Section 5.8 (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

For the avoidance of doubt, the provisions of this Section 5.8 apply only to indemnified claims brought by Indemnified Persons against Indemnifying Persons.  With respect to any claims of liability brought by any Owner or Beneficial Owner or holder of any Receipts or any other person against the Company or the Depositary, the provisions set forth in Sections 5.2, 5.3 and 5.13 shall govern and this Section 5.8 shall not be applicable.

SECTION 5.9. Charges of Depositary

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares, by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 and the surrender of Receipts pursuant to Sections 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee of $.01 or less per American Depositary Share (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of information from the Share Register maintained by the Russian Share Registrar, which shall be payable as provided in clause 10 below by the Owners of record as of the date or dates set by the Depositary in accordance with Section 4.6, (8) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (9) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 10 below and (10) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 hereof, may own and deal, in accordance with applicable law, in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10. Retention of Depositary Documents

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11. Exclusivity

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.4.

SECTION 5.12. List of Restricted Securities Owners

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

SECTION 5.13. Registration of Shares; Russian Share Registrar, Share Register

(а) The Company agrees to designate and appoint Closed Joint Stock Company SurgutInvestneft in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force; provided, however, that the Company may appoint a substitute Russian Share Registrar upon thirty (30) days written notice to the Depositary and the Owners in accordance with Section 7.5 and any such substitution shall not be deemed an amendment of this Deposit Agreement or the Receipts and shall not be subject to the provisions of Section 6.1.

(b) The Company agrees that it shall notify the Russian Share Register of the following provisions and shall (or at the reasonable request of the Depositary or its Custodian):

(i) take any and all actions as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents information from the Share Register in the form set forth under applicable Russian laws and rules relating to the Share Register, in order to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a true and correct copy of the extract from the Share Register duly certified by the Russian Share Registrar;

(iii) ensure that the Russian Share Registrar within 3 Business Days (or as soon thereafter as possible) after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) effects the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares of Deposited Securities under the Deposit Agreement;

(iv)

permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v)

ensure that the Russian Share Registrar promptly notifies the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company, the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.13); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.13) and has failed to cure such breach within a reasonable time.

(c)

The Company agrees that it shall be liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be liable for the unavailability of Deposited Securities caused by acts performed or omitted in Russia or for the failure to make any Company-authorized or legally required distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; provided, however, that except as provided in Section 5.8 under no circumstances shall the Company be liable for (A) any unavailability of the Deposited Securities or failure to make any distribution of cash or property with respect thereto or (B) any act or failure to act of the Company or the Russian Share Registrar, in either case if caused by the Company’s or the Russian Share Registrar’s compliance with, or as a result of, then applicable Russian law or regulation or an act or order of a judicial authority in Russia.

(d)

The Depositary agrees for the benefit of Owners and Beneficial Owners that the Depositary or the Custodian shall regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement.  The Company and the Depositary agree that, for purposes of the rights and obligations under this Deposit Agreement of the parties hereto, absent negligence, bad faith or willful misconduct of either the Depositary or the Custodian, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement.  The Depositary agrees that it will instruct the Custodian to maintain custody of all the share register extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to Section 5.13(b).  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary shall promptly notify the Company.  Absent negligence, bad faith or willful misconduct of the Depositary or the Custodian or an objective determination that the Depositary or Custodian has made a miscalculation, in the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy.  Upon receipt of such instruction, the Depositary shall promptly give such notification to the Owners pursuant to Section 4.9 (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and shall promptly cease issuing Receipts pursuant to Section 2.2 until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.1. Amendment

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2. Termination

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Section 5.9, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.5.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges), and except as provided in Section 5.8.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7. MISCELLANEOUS

SECTION 7.1. Counterparts

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.2. No Third Party Beneficiaries

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Owners and Beneficial Owners as Parties; Binding Effect

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5. Notices

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to OJSC Surgutneftegas, 1 Kukuevitskogo Street, Surgut, Tyumen Region, 628400, Russia, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter of aforesaid.

SECTION 7.6. Arbitration; Settlement of Disputes

(a) Any dispute, controversy, claim or cause of action (each, a “Dispute”) brought by any party to the Deposit Agreement or Owner, Beneficial Owner or holder of a Receipt   against the Company solely to enforce or interpret this Deposit Agreement shall be referred to and finally resolved by arbitration in accordance with the Rules of the London Court of International Arbitration (“LCIA Rules”), which rules are deemed to be incorporated by reference into this Section 7.6, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  For the sake of clarity, any Dispute that in whole or in part arises from or seeks to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) below and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve any such Dispute.

The place of the arbitration shall be London, England, and the language of the arbitration shall be English.  Notwithstanding any amendments that may be made to the LCIA Rules hereafter, (i) Disputes relating to the meaning and scope of this Section 7.6(a) shall be finally resolved in accordance with Section 7.6(d), and (ii) there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims.

The number of arbitrators shall be three, each of whom shall be disinterested in such Dispute and shall not be related in any way to any of the parties to the Disputes and shall be an attorney experienced in international securities transactions.  If a Dispute shall involve two parties, each shall appoint one arbitrator, and if there are more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute.  In either case, the third arbitrator who shall become the Chairman of the arbitration tribunal shall be appointed and selected by the two arbitrators appointed as described above.  If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, or if the Chairman shall have not been determined within twenty (20) calendar days after the appointment of the second arbitrator, any arbitrators not appointed shall be appointed by the London Court of International Arbitration.  The parties and the London Court of International Arbitration may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country; provided, however, that the Chairman of the arbitration tribunal may not be a national of the country of which any party to the Dispute is a resident.

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.

(b) Any Dispute brought against the Company solely by the Depositary in its own capacity, and not derivatively on behalf of holders of Shares, other Deposited Securities or Receipts, or its directors, officers, agents or affiliates (“Depositary Parties”), including, without limitation, claims relating to the enforcement or interpretation of this Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a); provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) below and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute.

(c) Any Dispute brought against any of the Depositary Parties, including, without limitation, claims relating to the enforcement or interpretation of this Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a); provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) shall not be brought against the Depositary but must be resolved in accordance with the terms of Section 7.6(d) below and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute

(d) Any Dispute brought against the Company by any party other than the Depositary Parties that is not governed by Section 7.6(a), (b) or (c) (including, without limitation, (i) any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (whether or not such Dispute is brought by such a holder) (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property), or (ii) any Dispute relating to the meaning and scope of this Section 7.6) shall only be brought in Arbitrazh Court in the Russian Federation (the “Arbitrazh Court”).  Each of the parties other than Depositary Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Arbitrazh Court (and any appellate courts to which an appeal properly may be taken under Russian law) for any such claim, and irrevocably and unconditionally (i) agrees not to commence any such claim except in Arbitrazh Court, (ii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim in the Arbitrazh Court, and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such claim in the Arbitrazh Court.

Notwithstanding the foregoing, in the event that a court of competent jurisdiction determines that any such Dispute governed by this Section 7.6(d) may not be heard by the Arbitrazh Court, that claim shall be referred to and finally resolved by arbitration before the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation and may not be brought in any other court or jurisdiction.  In this case the place of arbitration shall be Moscow, and the language of arbitration shall be Russian.  In addition, there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims.  Moreover, the arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.

(e) This Section 7.6 sets forth the exclusive fora for referring, commencing and resolving Disputes between or among any parties to this Agreement; as such, no Dispute between or among any parties to this Agreement can be referred, commenced or resolved in any other forum except for the London Court of International Arbitration, the Arbitrazh Court or the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation, as more specifically set forth above.

SECTION 7.7. Submission to Jurisdiction; Appointment of Agent for Service of Process

The Company hereby (i) irrevocably designates and appoints Law Debenture Corporate Services Limited, in London, England, as the Company's authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by Section 7.6 of this Deposit Agreement) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, and (ii) agrees that service of process upon said authorized agent and written notice of such service to the Company (which notice may be given by facsimile) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.

SECTION 7.8. Waiver of Immunities

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of sovereign immunity from any legal action, suit or proceeding from the giving of any relief in any respect thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.9. Governing Law

Subject to and without limiting the provisions of Article 5 or Section 7.6, this Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except for the authorization and execution of this Deposit Agreement by the Company, which shall be governed by the laws of the Russian Federation.

SECTION 7.10. Assignment

This Deposit Agreement may not be assigned by either the Company or the Depositary without the prior written consent of the other party (which consent shall not be unreasonably withheld).

IN WITNESS WHEREOF, OJSC SURGUTNEFTEGAS and THE BANK OF NEW YORK have duly executed this Deposit Agreement in both English and Russian language versions, of which the English language version shall be controlling, as of the day and year first set forth above, and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

OJSC SURGUTNEFTEGAS

By: ________________________
Name:
Title:

By: _________________________
Name:
Title:

THE BANK OF NEW YORK,
as Depositary

By: _________________________

Name:

Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents ten (10) deposited Shares)

IT IS EXPECTED THAT ORDINARY SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR IN THE NAME OF TНE DEPOSITARY OR ITS NOMINEE OR OF ITS CUSTODIAN OR ITS NOMINEE.  OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT THE RUSSIAN FEDERATION’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF ORDINARY SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE NOMINAL VALUE OF 1.00 RUBLE EACH OF
OJSC SURGUTNEFTEGAS
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

The Bank of New York, as depositary (hereinafter, the ”Depositary”), hereby certifies that _________________________________________________________________________,
or registered assigns IS THE OWNER OF

________________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares, nominal value 1.00 Ruble each (herein called “Shares”), of OJSC SURGUTNEFTEGAS, incorporated under the laws of the Russian Federation (herein called the “Company”).  At the date hereof, each American Depositary Share represents ten (10) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian Federation, office of ING Bank (Eurasia) (herein called the “Custodian”).  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.  10286, and its principal executive office is located at One Wall Street, New York, N.Y.  10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of __________, 2008 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement and accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares) and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Charter of the Company and the Deposited Securities, the Owner hereof is entitled to delivery to him or upon his order, of the amount of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of the Owner hereof or as ordered by him, or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt, to such Owner or as ordered by him.  The Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him, and the Company shall ensure that such transfer and recordation is effected within 3 Business Days (or as soon thereafter as possible) of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar.  Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of the Custodian, subject to Sections 2.6, 3.1 and 3.2 and the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.  At the request, risk and expense of any Owner so surrendering this Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as provided in this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body, or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of the Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, or (iii) compliance with any U.S.  or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary has agreed to comply with written instructions of the Company that the Depositary will not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

4.

LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefore.  In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withheld any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.  The obligations of Owners and Beneficial Owners under this Article 4 shall survive any transfer of Receipts pursuant to Section 2.4 of the Deposit Agreement, any surrender of Receipts and withdrawal of the Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, or the termination of the Deposit Agreement pursuant to Section 6.2 of the Deposit Agreement.

5.

WARRANTIES ON DEPOSIT OF SHARES

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so.  Every such person shall also be deemed to represent that such Shares are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and delivery of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper.  The Depositary may, and the reasonable written request of the Company will, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Depositary and the Company.  Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.1 of the Deposit Agreement and this Article 6.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to deposit have been satisfied, any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange and all applicable taxes, charges, fees and expenses have been paid.

7.

CHARGES OF DEPOSITARY

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares, by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee $.01 or less per American Depositary Share (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary the Custodian or their respective agents of information from the Share Register maintained by the Russian Share Registrar, which shall be payable as provided in clause 10 below, (8) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (9) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 10 below and (10) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal, in accordance with applicable law, in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS

The Depositary may execute and deliver Receipts against rights to receive Shares from the Company.  No such issue of Receipts shall be deemed a “Pre-Release” subject to the restrictions of the following paragraph.

Unless requested by the Company to cease doing so, notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of that Agreement (a “Pre-Release”).  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the surrender and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the ”Pre-Releasee”), that the Pre-Releasee, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized (such collateral marked to market daily) with cash or such other collateral as the Depositary reasonably deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case by case basis as it deems appropriate.  The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  The Company shall have no liability to any Owner with respect to any representations, actions or omissions by the Depositary, any holder of Receipts, or any Owner or any of their respective agents pursuant to Section 2.9 of the Deposit Agreement.

9.

TITLE TO RECEIPTS

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.

VALIDITY OF RECEIPT

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS

The Company currently furnishes with the Securities and Exchange Commission (hereinafter called the “Commission”) or makes available certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C.  20549 or on the Company’s public Internet website at www.surgutneftegas.ru/eng.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts (i) copies of such reports when furnished by the Company pursuant to Section 5.6 the Deposit Agreement, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(a)(v) of the Deposit Agreement; and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d) of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert, as promptly as practicable, such dividend or distribution into dollars and will distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and will, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement.  The Depositary may withhold any such distribution of Receipts under Section 4.3 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.3 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.  The Depositary will forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

13.

RIGHTS

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S.  laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds will be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account of securities, property or rights, into the Depositary’s foreign investment account in the Russian Federation, and if at the time of receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license; provided, however, that the Depositary will be entitled to rely on local Russian counsel in such matters, which counsel shall be instructed to act as promptly as practicable.

If at any time any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, or if any such approval or license is not promptly obtained, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.5 of the Deposit Agreement and of this Article 14, and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive foreign currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners.

15.

RECORD DATES

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall be the date determined by the Company for the relevant Deposited Securities or as near to that date as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for the determination of the Owners who shall be responsible for any fee assessed by the Depositary pursuant to Section 5.9 of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, in such form as approved by the Company, which shall contain (a) such information as is contained in such notice of meeting received by Depositary (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to cause to be voted (by power of attorney delivered to the Company or its designee) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions issued by the Owners and Beneficial Owners.

17.

CHANGES AFFECTING DEPOSITED SECURITIES

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, in its reasonable discretion, after consultation with the Company, and will, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Promptly upon receipt of notice from the Company pursuant to Section 5.6 of the Deposit Agreement of the occurrence of any of the events referred to in the first sentence of this Article 17, the Depositary will give notice thereof to all Owners.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.1 through 4.4 of the Deposit Agreement); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement or in the Charter of the Company.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S.  counsel for U.S.  legal issues, recognized Russian legal counsel for Russian legal issues and recognized counsel from any other jurisdiction for legal issues with respect to that jurisdiction.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control.  The Company shall not be liable to the Depositary, any Owner or Beneficial Owner or holder of any Receipts or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (ii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange or (iii) any act of God or war or other circumstance beyond its control.  No Owner or Beneficial Owner shall be deemed to possess any rights held by any Company shareholder under Russian law or the Charter (including, but not limited to, the right, if any, to receive any particular dividend amount or rate with respect to the Shares) as a result of any provision in the Deposit Agreement, and, as such, the Company shall not, as a result of any provision of the Deposit Agreement, be liable, or otherwise owe any duty or obligation, to any Owner or Beneficial Owner for any rights, duties or obligations owed by the Company to any one of its shareholders as such under Russian law or the Charter.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians upon approval of such appointment with the Company.

20.

AMENDMENT

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Article 8 hereof and Section 2.5 of the Deposit Agreement, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.5 of the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not therefore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges), and except as provided in Section 5.8 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.

ARBITRATION; WAIVER OF IMMUNITIES

(a) Any dispute, controversy, claim or cause of action (each a “Dispute”) brought by any party to the Deposit Agreement or Owner, Beneficial Owner or holder hereof against the Company solely to enforce or interpret the Deposit Agreement shall be referred to and finally resolved by arbitration in accordance with the Rules of the London Court of International Arbitration (“LCIA Rules”), which rules are deemed to be incorporated by reference into this Section 7.6, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  For the sake of clarity, any Dispute that in whole or in part arises from or seeks to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) below and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve any such Dispute.

The place of the arbitration shall be London, England, and the language of the arbitration shall be English.  Notwithstanding any amendments that may be made to the LCIA Rules hereafter, (i) Disputes relating to the meaning and scope of this Section 7.6(a) shall be finally resolved in accordance with Section 7.6(d), and (ii) there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims.

The number of arbitrators shall be three, each of whom shall be disinterested in such Dispute and shall not be related in any way to any of the parties to the Disputes and shall be an attorney experienced in international securities transactions.  If a Dispute shall involve two parties, each shall appoint one arbitrator, and if there are more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute.  In either case, the third arbitrator who shall become the Chairman of the arbitration tribunal shall be appointed and selected by the two arbitrators appointed as described above.  If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, or if the Chairman shall have not been determined within twenty (20) calendar days after the appointment of the second arbitrator, any arbitrators not appointed shall be appointed by the London Court of International Arbitration.  The parties and the London Court of International Arbitration may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country; provided, however, that the Chairman of the arbitration tribunal may not be a national of the country of which any party to the Dispute is a resident.

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(b) Any Dispute brought against the Company solely by the Depositary in its own capacity, and not derivatively on behalf of holders of Shares, other Deposited Securities or Receipts, or its directors, officers, agents or affiliates (“Depositary Parties”), including, without limitation, claims relating to the enforcement or interpretation of the Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a) of the Deposit Agreement; provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) of the Deposit Agreement and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute.

(c) Any Dispute brought against any of the Depositary Parties, including, without limitation, claims relating to the enforcement or interpretation of the Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a) of the Deposit Agreement; provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) shall not be brought against the Depositary but must be resolved in accordance with the terms of Section 7.6(d) of the Deposit Agreement and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute.

(d) Any Dispute brought against the Company by any party other than the Depositary Parties that is not governed by Section 7.6(a), (b) or (c) of the Deposit Agreement (including, without limitation, (i) any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (whether or not such Dispute is brought by such a holder) (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property), or (ii) any Dispute relating to the meaning and scope of this Section 7.6 of the Deposit Agreement) shall only be brought in Arbitrazh Court in the Russian Federation (the “Arbitrazh Court”).  Each of the parties other than Depositary Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Arbitrazh Court (and any appellate courts to which an appeal properly may be taken under Russian law) for any such claim, and irrevocably and unconditionally (i) agrees not to commence any such claim except in Arbitrazh Court, (ii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim in the Arbitrazh Court, and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such claim in the Arbitrazh Court.

Notwithstanding the foregoing, in the event that a court of competent jurisdiction determines that any such Dispute governed by Section 7.6(d) of the Deposit Agreement may not be heard by the Arbitrazh Court, that claim shall be referred to and finally resolved by arbitration before the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation and may not be brought in any other court or jurisdiction.  In this case the place of arbitration shall be Moscow, and the language of arbitration shall be Russian.  In addition, there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims.  Moreover, the arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(e) This Section 22 sets forth the exclusive fora for referring, commencing and resolving Disputes between or among any parties to the Deposit Agreement; as such, no Dispute between or among any parties to the Deposit  Agreement can be referred, commenced or resolved in any other forum except for the London Court of International Arbitration, the Arbitrazh Court or the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation, as more specifically set forth above.

23.

REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER

(а) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i) take any and all actions as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents information from the Share Register in the form set forth under applicable Russian laws and rules relating to the Share Register, in order to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a true and correct copy of the extract from the Share Register duly certified by the Russian Share Registrar;

(iii) ensure that the Russian Share Registrar within 3 Business Days (or as soon thereafter as possible) after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) effects the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares of Deposited Securities under the Deposit Agreement;

(iv) permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v) ensure that the Russian Share Registrar promptly notifies the Depositary in writing at any time that the Russian Share Registrar (A) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof); (B) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof) and has failed to cure such breach within a reasonable time.

(b) The Company and the Depositary have agreed in the Deposit Agreement that the Depositary or the Custodian will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary will promptly notify the Company.  Subject to the terms and conditions of the Depositary Agreement, the Company has agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy.  Upon receipt of such instruction, the Depositary will promptly give such notification to the Owners pursuant to Section 4.9 of the Deposit Agreement (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease issuing Receipts pursuant to Section 2.2 of the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled..

(c)

The Company agrees that it shall be liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be liable for the unavailability of Deposited Securities caused by acts performed or omitted in Russia or for the failure to make any Company-authorized or legally required distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; provided, however, that except as provided in Section 5.8 under no circumstances shall the Company be liable for (A) any unavailability of the Deposited Securities or failure to make any distribution of cash or property with respect thereto or (B) any act or failure to act of the Company or the Russian Share Registrar, in either case if caused by the Company’s or the Russian Share Registrar’s compliance with, or as a result of, then applicable Russian law or regulation or an act or order of a judicial authority in Russia.

24.

DISCLOSURE OF INTERESTS

The Company or the Depositary may from time to time request Owners to provide information as to capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement and this Article 24.  To the extent that provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require the disclosure of beneficial or other ownership of the Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, Owners and Beneficial Owners are required to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary's compliance with the Company’s instructions as to Receipts in respect of any such enforcement or limitation.